EXHIBIT 99.1

Company Profile for Liquor Group Wholesale, Inc.

Sep. 14, 2009 (Business Wire) -- Liquor Group Wholesale (OTCBB:LIQR) is an emerging liquor and wine distribution company representing more than 1800 spirits and wine products with operations in 32 US States. Our company is focused on providing a distribution channel for Mid-Market, Nationally and Internationally recognized alcohol beverage products. Our operations currently consist of the conveyance of goods from manufacturer to state level distributor, with a focus on the consolidation of distribution operations from concept to purveyor.


Company:                      Liquor Group Wholesale, Inc.

Headquarters Address:         4600 Touchton Road
                              Suite 1150
                              Jacksonville, FL 32246

Main Telephone:               904-285-5885

Website:                      www.LiquorGroup.com

Ticker/ISIN:                  LIQR(NASDAQ)/US53634E1029

Type of Organization:         Public

Industry:                     Wine & Spirits


Earnings Release Dates:       4th Quarter: October 15, 2009

Key Executives:               CEO: C. J. Eiras
                              CFO: Jason Bandy
                              VP: Lowell Newman

Investor Relations
Contact:                      Jason Bandy
Phone:                        904-285-5885

Email:                        Info@LiquorGroup.com


Source: Business Wire (September 14, 2009 - 1:25 PM EDT)

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